UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 17, 2011
SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company’s 2011 Annual Meeting of shareholders on March 17, 2011, of the 30,884,606 shares outstanding and entitled to vote, 28,512,899 shares were represented, constituting a 92.32% quorum. The shareholders considered five proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on January 26, 2011. The final results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are as follows:
Proposal 1: All of the board’s nominees for director were elected to serve for one-year terms and until their successor has been duly elected and ratified, by the votes set forth in the table below:

				BROKER
NAME	FOR	AGAINST	ABSTAIN	NON-VOTES
Ralph B. Andy	25,668,876	425,012	23,370	2,395,641
Lloyd E. Campbell	25,594,801	497,708	24,749	2,395,641
Edward J. Dineen	25,655,124	438,675	23,459	2,395,641
Victoria M. Holt	25,780,794	316,900	19,564	2,395,641
Walter J. Klein	24,546,729	1,547,228	23,301	2,395,641
Pamela F. Lenehan	25,545,163	547,241	24,854	2,395,641
Jackson W. Robinson	25,672,029	421,068	24,161	2,395,641
Craig A. Wolfanger	25,553,120	541,818	22,320	2,395,641
Proposal 2: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year, by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
26,746,685	1,751,290	14,924
Proposal 3: The shareholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
21,307,537	3,422,220	1,387,501	2,395,641

Proposal 4: The shareholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the votes set forth in the table below:

				BROKER
1 Year	2 Years	3 Years	ABSTAIN	NON-VOTES
20,910,080	1,777,980	2,051,522	1,377,676	2,395,641
Proposal 5: The shareholders approved the Spartech Corporation 2011 Executive Bonus Plan, by the votes set forth in the table below:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
23,441,247	1,324,556	1,351,455	2,395,641
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date: March 21, 2011	By:	/s/ Randy C. Martin
Randy C. Martin
Executive Vice President Corporate Development And Chief Financial Officer Spartech Corporation